Exhibit 10.34

STORE DEVELOPMENT AREA SUMMARY	PC:

STORE DEVELOPMENT AGREEMENT

This Agreement, dated             , 201  , is made by and between: DUNKIN’ DONUTS FRANCHISING LLC, (“we,” “our” and “us”) a Delaware limited liability company with a principal place of business at 130 Royall Street, Canton, Massachusetts 02021, and                             [individuals]                                 , located at                                 (“you, “your” or “Developer”).

RECITAL

We and you acknowledge receiving good and valuable consideration for this Agreement and agree as follows:

AGREEMENT

1. Grant of Development Rights. We grant and you accept the exclusive right and obligation to develop and open Dunkin’ Donuts restaurants (“Restaurant” or “Restaurants”) within the Store Development Area described in Exhibit A. The required number of Restaurants and the development schedule (“Development Schedule”) are set forth in Exhibit B. The term of this grant is the duration of this Agreement, which expires on the date stated in Exhibit B, unless terminated earlier by agreement or operation of law. The exclusivity is limited by the terms of paragraph 6.

2. Initial Franchise Fees. You will pay an Initial Franchise Fee (“IFF”) for each Restaurant, in the amounts and at the times stated in Exhibit B. At our option, you will make all payments to us by electronic fund transfer (“EFT”), and provide authorization and bank account data necessary to set up EFT. These amounts are non-refundable and must be paid in full, without reduction or offset. If you develop more Restaurants than are required under the Development Schedule during the term of this Agreement, then the IFF for each additional Restaurant will be fifty percent (50%) of the IFF per Restaurant stated in Exhibit B for each Restaurant and all other fees will be the same as stated in Exhibit B. You must pay your initial IFF Deposit set forth in Exhibit B with unencumbered cash and it cannot be borrowed.

3. Development and Opening Requirements

A. You will secure the real estate for each Restaurant, through purchase or binding lease, by the “Required Control Date,” and open each Restaurant by its “Required Opening Date,” all as specified in the Development Schedule in Exhibit B. TIME IS OF THE ESSENCE in performing these obligations. A Restaurant location must be approved by us in writing. Before you commit to lease or purchase a location, you should provide us with a copy of the lease or purchase agreement, along with the acquisition, development and construction costs, and such other information as we reasonably request, so that we can evaluate the proposal. Each Restaurant must be constructed and equipped to our then-current standards and specifications. Prior to opening each Restaurant, you must certify to us in writing that no more than ninety percent (90%) of the initial investment in the building, site and additional development, equipment, fixtures and signs for the Restaurant has been borrowed (“Permitted Financing”).

B. Franchise Agreement and Ownership Requirements. For each Restaurant, you will sign our then-current version of Franchise Agreement. You must execute our Franchise Agreement and ancillary documents prior to the date you commence construction of the Restaurant. We entered into this Agreement based on your qualifications and your agreement that Developer and any entity organized by Developer to execute a Franchise Agreement shall provide that their purposes are limited to owning and operating Restaurants that we franchise to you, unless we otherwise agree in writing. If you propose to add or subtract owners or change the ownership percentages for a Franchise Agreement entered into under this Agreement, the proposal is subject to our prior written approval.

4. Renewal of Rights. This Agreement and the development rights granted in it expire on the date stated in Exhibit B. If you wish to renew exclusive development rights for the same Store Development Area, you must advise us in writing within six (6) months prior to the expiration of this Agreement. We will then reassess the potential of the Store Development Area for further development. If we and you agree that there is potential for additional Restaurants, we will offer you the first opportunity to enter into a new agreement for the Store Development Area, provided that you met your Development Schedule under this Agreement, you are in compliance with all of your Dunkin’ Donuts franchise agreements, you meet our then-current Criteria to Expand, and we and you can agree on a new development schedule. The agreement you sign will be our then-current store development agreement, and the fees will be the then-current fees for that Store Development Area. You will have 10 days from the time you receive the new Agreement to sign and return it to us.

5. Source of Bakery Products. For each Restaurant, you must secure a source for your bakery products that we have approved in writing.

6. Exceptions to Exclusivity.

A. Special distribution opportunities may arise within the Store Development Area that may or may not be available to you. Examples include hospitals, train stations, airports, entertainment and sports complexes, convention centers, casinos and resorts, limited-access highway food facilities, military facilities, schools and colleges, office or factory food service facilities, gas/convenience stores, department stores and “big box” super stores, mobile units, off-site sales accounts, supermarkets and home improvement retailers. We retain the right to pursue such special distribution opportunities inside your Store Development Area, but during the term of this Agreement we will offer you the first opportunity to become our franchisee for those opportunities provided that you are in compliance with all material provisions of your agreements with our affiliates and us, you meet the Criteria to Expand, and the party that controls the opportunity permits us to do so. You will have fifteen (15) days to accept the offer in writing. Except as provided in 6.B, special distribution opportunities that you develop do not count toward the number of Restaurants you are required to develop under this Agreement, and the IFF is in addition to the IFF required under this Agreement.

In addition, if there are Restaurants operated by other franchisees in the Store Development Area, then we reserve the right to approve the relocation of each Restaurant within its trade area. Further, this Agreement only grants rights as to the operation of Restaurants. You have no other rights to the use, enjoyment or benefit of the Dunkin’ Donuts name or trademarks. We retain the complete right to distribute Dunkin’ Donuts products and services of every kind and nature through any other channels of distribution. This includes, without limitation, the distribution and use or sale of Dunkin’ Donuts-trademarked products in a hotel room, an office or a supermarket (as distinguished from a Restaurant inside a supermarket).

B. Although gas/convenience locations are expressly excluded from this Store Development Agreement (“SDA”), if you propose and we approve a Restaurant in a gas/convenience location within the Store Development Area, we will consider the development of such location to satisfy one of the Restaurants you are required to develop pursuant to the SDA’s Development Schedule, provided that: (a) we determine the proposal will result in a Restaurant that meets certain minimum then-current menu and design criteria and that opens by the applicable Required Opening Date in the SDA; and (b) Initial Franchise Fees applicable under the SDA’s Development Schedule are applied or paid regardless of the length of lease term (and any corresponding franchise term) you secure.

7. Confidential Information. Except as necessary to perform your obligations under this Agreement, you will not provide Confidential Information concerning the development of Restaurants or the Dunkin’ Donuts System to anyone. “Confidential Information” means information that is not generally available to the public.

8. Suspension of Development Rights; Default and Termination. We may terminate this Agreement if: (a) you default on a monetary obligation to us and do not cure the default within seven (7) days from the date you receive our written Notice to Cure; or (b) you default on any other provision of this Agreement and do not cure the default within thirty (30) days from the date you receive our written Notice to Cure. If state law requires a longer cure period, then that longer period shall apply. We may terminate this agreement, without any opportunity to cure, if you violate the confidentiality provision, if you are convicted of or plead guilty or no contest to a felony or crime of moral turpitude, if you commit a fraud upon any of our affiliate(s) or us, or if we terminate any of your Franchise Agreements in the DMA in which this Store Development Area is located. If we terminate this Agreement, then you must immediately pay us all unpaid Initial Franchise Fees (as set forth in Exhibit B), without reduction or offset, even if you did not open any or all of the Restaurants.

If at any time you do not meet our then-current Criteria to Expand, we may suspend your right to develop by a written notice. The suspension will be in effect until you are not in default and meet the Criteria to Expand. Any suspension will not alter your Development Schedule unless we, in our sole discretion, grant an extension in writing.

9. Transfers of Interest

A. Transfer by Us: This Agreement inures to the benefit of our successors and assigns, and we may assign our rights to any person or entity that agrees in writing to assume all of our obligations. Upon transfer, we will have no further obligation under this agreement, except for any accrued liabilities.

B. Transfer by You: We entered into this Agreement based on your qualifications. You may transfer a direct or indirect interest in this Agreement, but the Store Development Area and the associated rights and obligations are a package and are not themselves divisible in any way. Any transfer requires our prior written consent, which will not be unreasonably withheld. In the event a person holding a direct or indirect interest dies, that person’s legal representative must, within nine (9) months of the event, apply in writing to transfer that interest with notice to all other persons having a direct or indirect interest in this Agreement.

C. Transfer Fee: At the time of transfer, you must execute a general release of us in our standard form, and pay us a Transfer Fee of $10,000. In lieu of the Transfer Fee, we will only charge our then-current Fixed Documentation Fee if the original signatories to this Agreement retain more than fifty percent (50%) of the shares after the transfer, or if all of the interests transfer to the spouse(s) or children of the original signatories or to beneficiaries or heirs of an owner who dies or becomes mentally incapacitated.

D. Right of First Refusal: We have a right of first refusal for any proposed transfer. You must provide us with a copy of any agreement (and any amendment to the agreement) for the transfer, and we will have sixty (60) days after receipt to notify you that we are exercising our option to purchase the interest under the same terms and conditions. If we do so, you still are obligated to pay a Transfer Fee.

10. Dispute Resolution

A. Waiver of Rights: The parties waive and agree not to include in any pleading or arbitration demand: class action claims; demand for trial by jury; claims for lost profits; or claims for punitive, multiple, or exemplary damages. If any pleading is filed that contains any of these claims or a jury demand, or if a court determines that all or any part of the waivers are ineffective, then the pleading shall be dismissed with prejudice, leaving the pleading party to its arbitration remedy. No claim by you can be consolidated with the claims of any other holders of development rights. If such claims and demands cannot be waived by law, then the parties agree that any recovery shall not exceed two (2) times actual damages.

B. Arbitration: Either of us, as plaintiff, may choose to submit a dispute to a court or to arbitration administered by the American Arbitration Association (“AAA”) under its Commercial Arbitration Rules (or another nationally established arbitration association acceptable to you and us) and under the Federal Rules of Evidence. The plaintiff’s election to arbitrate or to submit the dispute to the court system is binding on the parties, except that we shall have the option to submit to a court any of the following actions: to collect fees due under this Agreement; for injunctive relief; to protect our intellectual property, including Proprietary Marks; and to terminate this Agreement for a default. For any arbitration, the arbitrator(s) shall issue a reasoned award, with findings of fact and conclusions of law. The arbitration award and the decision on any appeal will be conclusive and binding on the parties. Actions to enforce an express obligation to pay money may be brought under the Expedited Procedures of the AAA’s Commercial Arbitration Rules. The place of arbitration shall be in the state in which the Restaurant is located. The Federal Arbitration Act shall govern, excluding all state arbitration law. Massachusetts’s law shall govern all other issues. Arbitration must be commenced within two (2) years after discovery of facts giving rise to the claim.

C. Scope of Arbitration: Disputes concerning the validity or scope of this Section 10, including whether a dispute is subject to arbitration, is beyond the authority of the arbitrator(s) and shall be determined by a court of competent jurisdiction pursuant to the Federal Arbitration Act, 9 U.S.C. §1 et seq., as amended from time to time. The provisions of this Section 10 shall continue in full force and effect subsequent to any expiration or termination of this Agreement.

D. Appeals: Either party may appeal the final award of the arbitrator(s) to the appropriate U.S. District Court. The Court’s review of the arbitrator’s findings of fact shall be under the clearly erroneous standard, and the Court’s review of all legal rulings shall be de novo. If it is determined that this provision for federal court review is not enforceable, then either party may appeal the arbitrator’s final award to a panel of three arbitrators chosen under AAA procedures, employing the same standards of review stated immediately above.

11. Miscellaneous.

A. You are an independent contractor of ours. Neither party to this Agreement has the power to bind the other. Neither party is liable for any act, omission, debt or any other obligation of the other, and you and we agree to indemnify and save each other harmless from any such claim and the cost of defending such claim. The waiver by either party of a breach of any provision of this Agreement applies only to that one breach and only to that one provision. If we accept payments from any person or entity other than you, such payments will be deemed made by such person as your agent and not as your successor. If, for any reason, any provision of this Agreement is determined to be invalid or to conflict with an existing or future applicable law, then the remaining provisions will continue to bind the parties and the invalid or conflicting provision will be deemed not to be a part of this Agreement. Our rights and remedies are cumulative. The limited right to use the “Dunkin’ Donuts” name and trademarks is granted in the Franchise Agreement you will sign for each Restaurant. It is not granted in this Agreement. Neither you nor your successor may create or assert any security interest or lien in this Agreement.

B. This Agreement and the documents referred to herein shall be the entire, full and complete agreement between you and us concerning the subject matter of this Agreement, which supersedes all prior agreements. Nothing in this Section, however, is intended to disclaim the representations we made in the franchise disclosure document that we furnished to you. This Agreement is made in the Commonwealth of Massachusetts, USA, and shall be interpreted, construed and governed by the laws of the Commonwealth of Massachusetts. This Agreement may be executed in multiple counter-parts, by facsimile or otherwise. This Agreement may only be modified by the parties in writing.

C. All notices shall be sent by prepaid private courier or certified mail to the addresses above, or to such other addresses as you and we provide each other in writing. All notices to us shall be sent to “Attention: Legal Department.”

D. Your success in this business is speculative and depends, to an important extent, upon your ability as an independent business owner. We do not represent or warrant that locations we approve will achieve a certain level of sales or be profitable. If we provide maps, demographics or other information to you in connection with the Store Development Area, we do so without any representation or warranty that the information is complete, accurate or current. We do not represent that you will be able to find or secure locations within the Store Development Area or that you will be able to develop all of the required Restaurants. By your signature below, you acknowledge that you have entered into this Agreement after making an independent investigation of the Dunkin’ Donuts System and the Store Development Area.

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IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed, sealed and delivered this Agreement in duplicate the day and year first written above.

ATTEST/WITNESS:	(Developer) [insert corp., LLC or partnership]

DUNKIN’ DONUTS FRANCHISING LLC

By:

PERSONAL GUARANTEE

The undersigned represent and warrant that they hold a direct or an indirect interest in FRANCHISEE ENTITY NAME organized under the laws of the State/Province of             .

Waiving demand and notice, the undersigned hereby, jointly and severally, personally guarantee the full payment of Developer’s money obligations to us (and our parents or affiliates) and the performance of all of Developer’s other obligations under this Store Development Agreement. The undersigned, jointly and severally, agree that we may, without notice to or consent of the undersigned, (a) extend, in whole or in part, the time for payment of Developer’s money obligations under the Store Development Agreement; (b) modify, with the consent of Developer, any of its obligations under the Store Development Agreement; and/or (c) settle, waive or compromise any claim that we have against Developer or any of the undersigned, all without in any way affecting the personal guarantee of the undersigned. This Guarantee is intended to take effect as a sealed instrument.

Witness	, individually

Print Name:

Witness	, individually

Print Name:

Witness	, individually

Print Name:

Witness	, individually

Print Name:

EXHIBIT A

DEFINITION OF STORE DEVELOPMENT AREA

EXHIBIT B

I. Development Schedule:

Restaurant	Years of Franchise Term	Required Control Date	Required Opening Date
1
2
3
4
5
6
7
8

II. [Intentionally Omitted]

III. Initial Franchise Fees:

# of Restaurants             X IFF Per Restaurant             Total IFF Due $

Less Discount, if applicable

IFF Deposit due upon Execution of SDA	$
2nd IFF Payment Due	$
3rd IFF Payment Due	$

IV. For each Restaurant, you will sign our then-current version of Franchise Agreement.

V. Continuing Fees: The following fees shall apply for each Restaurant:

i.	Continuing Franchise Fee:
ii.	Continuing Advertising Fees:	*
iii.	Marketing Start-Up Fee:

*	plus any greater percentage agreed upon by a two-thirds majority of the Restaurants in the same Designated Market Area.

VI. Term: The term of this agreement shall expire on             .

STORE DEVELOPMENT AREA SUMMARY:	PC #

CERTIFICATION OF AGREEMENT

By signing below, you acknowledge that you received our Franchise Disclosure Document (“FDD”) and have had the opportunity to review it and obtain the advice of an attorney. Your answers to the questions below will provide us with an opportunity to correct any possible misunderstandings prior to entering into this agreement with you (“Agreement”). Therefore, your certification is important and we will act in reliance upon your answers below in signing this Agreement.

Other than what is written in this Agreement or FDD, describe below any information provided by any employee or agent of our company that has influenced your decision to sign this Agreement.

If the answer is “none,” please write “NONE” below.

Other than the historical information that is provided in Items 7 or 19 (including the Notes sections) of our FDD, describe below any information provided by any employee or agent of our company about your future financial performance, including sales, costs or profits, that has influenced your decision to sign this Agreement.

If the answer is “none,” please write “NONE” below.

If you do not complete and sign this page, we will not counter-sign this Agreement (or, if that has already taken place, we have the right to void this Agreement).

I certify that the above information is true, as of the same date as that on which this Agreement was signed.

DEVELOPER:

Witness/Attest:

By:

Witness	, individually

Print Name:

Witness	, individually

Print Name:

Witness	, individually

Print Name: